UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 31, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a): Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 4, 2008, The PNC Financial Services Group, Inc. (the “Corporation”) will file an amendment to its Form 10-K for the year ended December 31, 2006 to restate the Consolidated Statement of Cash Flows for the year ended December 31, 2006 contained in the Corporation’s Form 10-K originally filed with the Securities and Exchange Commission on March 1, 2007 (the “Original Filing”). The restatement will not affect the Corporation’s Consolidated Income Statement, Consolidated Balance Sheet or Consolidated Statement of Shareholders’ Equity as of or for the year ended December 31, 2006. Accordingly, the Corporation’s previously reported revenues, net income, earnings per share, total assets and regulatory capital as of and for the year ended December 31, 2006 remain unchanged. In addition, the restatement did not impact the Consolidated Income Statement, the Consolidated Statement of Cash Flows or the Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2005 or 2004 or the Consolidated Balance Sheet as of December 31, 2005.

The restatement resulted solely from the misclassification of cash flows related to the Corporation’s fourth quarter 2006 issuance of perpetual trust securities totaling $489 million. The cash flows related to the issuance of these securities had been classified within the “Operating Activities” section of the Consolidated Statement of Cash Flows. Management has concluded that the impact of this and similar subsequent transactions should be classified within the “Financing Activities” section of the Consolidated Statement of Cash Flows. Accordingly, the restatement will solely affect the classification of these activities and the subtotals of “Net cash provided (used) by operating activities” and “Net cash provided by financing activities” by $489 million but it will have no impact on the “Net Increase In Cash And Due From Banks” set forth in the Consolidated Statement of Cash Flows for the year ended December 31, 2006 or the balance of “Cash and due from banks” in the Consolidated Balance Sheet as of December 31, 2006.

On January 31, 2008, the Corporation’s management concluded that the Corporation’s previously issued Consolidated Statement of Cash Flows for the year ended December 31, 2006 should be restated. Solely for this reason, investors should rely on the resulting restated Consolidated Statement of Cash Flows for the year ended December 31, 2006 and the revised report of the independent registered public accounting firm on the Corporation’s 2006 Consolidated Financial Statements included in the Form 10-K/A and not on the Consolidated Statement of Cash Flows for the year ended December 31, 2006 and the related report of the independent registered public accounting firm included in the Original Filing. Management and the Audit Committee of the Corporation’s Board of Directors have discussed these matters with the Corporation’s former independent registered public accounting firm, Deloitte & Touche LLP.

In addition, the Corporation will include in the amendment to its Form 10-K for the year ended December 31, 2006, audited consolidated financial statements of BlackRock, Inc. (“BlackRock”) for the year ended December 31, 2006. The BlackRock audited consolidated financial statements will be included in the Corporation’s amended Form 10-K through incorporation by reference to BlackRock’s 2006 Annual Report on Form 10-K. Similarly, the Corporation will amend its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 to include BlackRock’s unaudited interim consolidated financial statements through incorporation by reference to BlackRock’s Quarterly Reports on Form 10-Q for the corresponding 2007 interim periods. This information will be provided to satisfy certain financial information requirements resulting from the Corporation’s significant equity investment in BlackRock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 4, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller